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                                  EXHIBIT 21.1
                                  SUBSIDIARIES

 NAME OF                                                         JURISDICTION OF
SUBSIDIARY                                                         INCORPORATION
----------                                                         -------------

DNA Plant Technology Corporation (1)                                    Delaware

DNAP Technologies, Inc. (2)                                             Delaware

FreshWorld Farms, Inc. (2)                                              Delaware

DNAP Diagnostics, Inc. (2)                                              Delaware

VPP Corporation (1)                                                     Delaware

International Produce Holding Company (1)                               Delaware

R.B. Packing, Inc. (3)                                                   Arizona

R.B. Packing of California, Inc. (3)                                  California

R.B. Packing of Texas, Inc. (3)                                            Texas

Batiz & Sons, Inc. (3)                                                   Arizona

Tanimura Distributing, Inc. (4)                                       California

Premier Fruits & Vegetables BBL, Inc. (5)                         Quebec, Canada

Agricola Batiz, S.A. de C.V. (6)                           United Mexican States

Comercializadora Premier, S.A. de C.V. (7)                 United Mexican States

Interfruver de Mexico, S.A. de C.V. (8)                    United Mexican States

Premier del Pacifico, S.A. de C.V. (9)                     United Mexican States

Asesoria y Servicios del Noreste, S.A. de C.V. (9)         United Mexican States

Siembra Cultivo y Cosecha del Noroeste, S.A. de C.V. (10)  United Mexican States
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(1) Wholly-owned subsidiary of DNAP Holding Corporation

(2) Wholly-owned subsidiary of DNA Plant Technology Corporation

(3) Wholly-owned subsidiary of International Produce Holding Company

(4) 75% owned by International Produce Holding Company

(5) 80% owned by International Produce Holding Company

(6) 80% owned by DNAP Holding Corporation

(7) Wholly-owned subsidiary of Agricola Batiz, S.A. de C.V.

(8) 50.01% owned by Agricola Batiz, S.A. de C.V.

(9) Wholly-owned by Interfruver de Mexico, S.A. de C.V.

(10) 98% owned by Agricola Batiz, S.A. de C.V.